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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        October 17, 2003
                                                  ------------------------------


                               CAMBREX CORPORATION
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


        1-10638                                             22-2476135
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


One Meadowlands Plaza, East Rutherford, New Jersey                      07073
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:               (201) 804-3000
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                             CAMBREX CORPORATION

                                   FORM 8-K

                                CURRENT REPORT

                               OCTOBER 17, 2003

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On October 17, 2003 Cambrex Corporation announced that it had agreed to amend the terms of its asset purchase agreement entered into on August 7, 2003 with Arsenal Capital Partners for the sale of its Rutherford Chemicals business. The revised agreement specifies proceeds from the sale of Rutherford Chemicals of up to $65 million to be paid to Cambrex consisting of $55 million in cash at closing, a $2 million subordinated 12% interest bearing note payable in full in 5 1/2 years, and an $8 million performance-based cash earn-out as certain future operating profit targets are achieved in each of the next three years. The loss on sale is expected to be approximately $53 to $57 million.
On August 8, 2003 Cambrex filed a Current Report on Form 8-K related to the August 7, 2003 announcement of the original Agreement reached with Arsenal Capital Partners to sell its Rutherford Chemicals business.

        The October 17, 2003 press release announcing the Amendment to the August 7, 2003 Asset Purchase Agreement for Rutherford Chemicals is attached to this Form 8-K as Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

             (99.1) Press release issued by Cambrex Corporation dated
                    October 17, 2003.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                        CAMBREX CORPORATION



                                        By: /s/ Luke M. Beshar
                                            -----------------------------
                                                Luke M. Beshar
                                                Senior Vice President and
                                                Chief Financial Officer


Dated:  October 21, 2003

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                                EXHIBIT INDEX

         99.1 Press Release of Cambrex Corporation dated October 17, 2003.

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